UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On March 1, 2006, PHH Corporation (“PHH”, “Company”, “we” or “our”) issued a press release and filed a Current Report on Form 8−K (“Form 8-K”) with the Securities and Exchange Commission (“SEC”), indicating that we did not expect to meet the March 16, 2006 deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 (“Form 10-K”) because we had not yet finalized our financial statements for the fourth quarter and fiscal year 2005 and the audit of our 2005 financial statements is ongoing. Due to the continuing review of these matters and other matters described in the Form 8-K, in this Current Report on Form 8-K and in our Form 12b-25 Notification of Late Filing filed with the SEC on March 17, 2006, we have determined that we will need to delay the filing of the Form 10-K beyond March 31, 2006. We are working diligently to complete the Form 10-K but are unable at this time to provide an expected date for the filing of the Form 10-K.

As previously reported in our prior SEC filings, on February 1, 2005, we began operating as an independent, publicly-traded company pursuant to a spin-off (“Spin-Off”) from Cendant Corporation (“Cendant”). Prior to our Spin-Off from Cendant, we underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by us as part of the on-going preparation of our 2005 financial statements. As part of our review of these transactions and certain other accounting items not related to the Spin-Off identified in the course of the on-going preparation of our 2005 financial statements, a number of accounting matters have been identified and are being reviewed by us, as described more fully in Item 8.01 below. On February 28, 2006, we determined that we expect that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles.

The Spin-Off required the allocation and valuation of tax attributes to our post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax credits and net operating loss carryforwards), which are accounted for as deferred tax assets for financial reporting purposes. We are performing an extensive analysis regarding the carrying value of these deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. Our current evaluation is focused on the amount of deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards that were available to PHH at the Spin-Off. Additionally, we are evaluating the probability of ongoing realizability of these tax assets by PHH. We expect that the foregoing analysis may result in recording valuation allowances against these deferred tax assets and a charge to our net income during 2005 of between $25 million and $50 million.

We are continuing the process of reviewing documentation and reevaluating the analysis regarding amounts equal to $21 million relating to certain intangibles for trademarks and customer lists in connection with the goodwill reallocation taken at the time of the Spin-Off and the resulting impairment previously recorded. We expect that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to our net income during 2005 of as much as $21 million.

Because our assessment and the preparation of our 2005 financial statements continues, the accounting matters identified at this stage as well as the potential impact of these matters on our financial statements remain preliminary and are subject to change. As we continue the process of evaluating the abovementioned accounting issues and completing the preparation of our 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of our financial statements.

Item 8.01. Other Events.

Delay in Filing Form 10-K and Open Accounting Matters

In connection with the on-going preparation of our 2005 financial statements, we are reviewing our accounting treatment for transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off and have identified a number of accounting matters requiring additional review, including but not limited to the following: (i) the allocation and valuation of certain Spin-Off deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards, which we expect may result in recording valuation allowances against these deferred tax assets and a charge to our net income during 2005 of between $25 million and $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded, which we expect may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to our net income during 2005 of as much as $21 million; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, in our consolidated financial statements; (v) the proper tax classification of derivatives, hedges and swaps used in our business, which may result in a charge to net income during 2005 of an amount we do not expect to exceed $5 million; and (vi) the appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which we expect may result in the creation of a reserve and/or valuation allowance and a charge to our net income during 2005. Since the filing of our Form 8-K, we have resolved the appropriateness of state tax effective rates included in our income tax provision which will result in a charge of approximately $5 million to our net income during 2005.

Because our assessment and the preparation of our 2005 financial statements continues, at this time, we are unable to present our results of operations for fiscal 2005 or provide an estimate of our expected net loss for 2005, primarily related to charges associated with the Spin-Off, or an estimate comparing our expected net loss for 2005 to the net income we reported for the year ended December 31, 2004. The accounting matters identified at this stage as well as the potential impact of these matters on our financial statements remain preliminary and are subject to change and we are unable at this time to estimate the potential impact of a number of items.

As we continue the process of evaluating the abovementioned accounting issues and completing the preparation of our 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of our financial statements. As disclosed in the Form 8-K filed on March 1, 2006 and in Item 2.06 above, we expect that a material charge for impairment associated with certain of the assets described above may be required under generally accepted accounting principles.

Liquidity

We continue to believe we have adequate liquidity to fund our operating cash needs. Our revolving credit facilities and various other financing agreements require, among other things, that the Company file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, the Company’s financial statements or the financial statements of our Mortgage Services segment. We have discussed the aforementioned accounting matters with our principal lenders and trustees under our revolving credit facilities and various other financing agreements. On March 17, 2006, we obtained waivers under both our $1.3 billion Three Year Competitive Advance and Revolving Credit Agreement and our Bishop’s Gate mortgage warehouse asset-backed debt program which permit us to delay the delivery of our 2005 audited financial statements to the various lenders under those instruments until June 15, 2006 and waive certain other potential breaches of covenants under those instruments.

We will continue to seek similar waivers from such other financial institution parties as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any additional required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers we have already obtained as described above, will extend for a sufficient period of time to avoid an event of default. Moreover, failure to obtain waivers could be material and adverse to our business, liquidity and financial condition. Under certain of our financing agreements, the lenders or trustees have the right to notify us if they believe we have breached a covenant under the operative documents and may declare an event of default. We currently have no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, we believe we would have various periods in which to cure such events of default. If we did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of our debt could be accelerated and our ability to incur additional indebtedness could be restricted.

Blackout Period for Securities Act Registration Statements

Since we were unable to file our Form 10-K by the March 16, 2006 deadline and we will be unable to file our Form 10-K by the extended deadline of March 31, 2006, starting today, our active Form S-3 short-form registration statement may no longer be used to issue our securities. Upon the filing of our Form 10-K and assuming no other eligibility issues affect our status to issue securities, we will be deemed current under SEC rules and regulations, but not timely. Therefore due to our lack of timeliness, we will be ineligible to continue utilizing our short-form registration statement on Form S-3 to issue our securities. Should we desire to engage in a public offering of our securities, or a private placement of our securities followed by the registration of the resale of such securities, any new registration statements for such offerings of our securities will be required to be filed on Form S-1 until we have been timely in our filings for at least twelve months prior to the date we file the new registration statement. This may make it more difficult for us to raise equity or debt financing. Further, although our Form S-8 registration statement does not hold the same timeliness requirement, it does require our reporting to be deemed current. Until we file our Form 10-K, we will be unable to utilize our Form S-8 registration statement to make equity-based awards to our eligible employees 2005 Equity and Incentive Plan (the “Plan”) and the holders of our outstanding stock options under the Plan will be unable to exercise those stock options.

Notice to New York Stock Exchange

On March 17, 2006, we notified the New York Stock Exchange (“NYSE”) that we will not meet the March 31, 2006 deadline to file our Form 10-K for fiscal year ended December 31, 2005. We further notified the NYSE that we filed a Form 12b-25 Notification of Late Filing with the SEC and that we are unable to provide an expected date for the filing of the Form 10-K. Since we expect to file our Form 10-K after March 31, 2006, under SEC rules, our Form 10-K will be deemed untimely filed. Currently, we are unable to determine whether we will be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute our annual report containing financial statements of the Company to our stockholders within 120 days of our 2005 fiscal year end.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: March 17, 2006